           As filed with the Securities and Exchange Commission on July 25, 2002
                                                           Registration No. 333-

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------
                        CAPITAL ONE FINANCIAL CORPORATION
             (Exact name of registrant as specified in its charter)

                                   ----------
           Delaware                                         54-171854
  (State or other jurisdiction                           (I.R.S. Employer
of incorporation or organization)                        Identification No.)
                                   ----------
                      2980 Fairview Park Drive, Suite 1300
                        Falls Church, Virginia 22042-4525
                        (Address, including zip code, of
                    Registrant's principal executive offices)
                                   ----------

                        CAPITAL ONE FINANCIAL CORPORATION
                 2002 NON-EXECUTIVE OFFICER STOCK INCENTIVE PLAN
                            (Full title of the plan)
                                   ----------
                           JOHN G. FINNERAN, JR., Esq.
                    Executive Vice President, General Counsel
                             and Corporate Secretary
                      2980 Fairview Park Drive, Suite 1300
                        Falls Church, Virginia 22042-4525
                                 (703) 205-1030
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                                   ----------

                                    CALCULATION OF REGISTRATION FEE
=============================================================================================================
                                               Proposed Maximum      Proposed Maximum         Amount of
 Title of Security to       Amount to be        Offering Price          Aggregate           Registration
    be Registered          Registered(1)          Per Unit(2)        Offering Price(2)           Fee
-------------------------------------------------------------------------------------------------------------
     Common Stock
   $.01 par value,           8,500,000          $30.275                $257,337,500            $23,675.05
  including attached
      Rights(3)

=============================================================================================================

(1) Represents the maximum number of shares of Common Stock of Capital One Financial Corporation (the "Company") that may be offered and sold hereunder. The number of shares of Common Stock registered hereunder includes such additional shares of Common Stock as may be necessary to give effect to a stock split or stock dividend.

(2) Estimated solely for purposes of calculating the registration fee. Based on the average of the high and low prices for the Common Stock on the New York Stock Exchange on July 24, 2002.

(3) The Rights are to purchase the Registrant's Cumulative Participating Junior Preferred Stock. Until the occurrence of certain prescribed events, none of which has occurred as of the date of this Registration Statement, the Rights are not exercisable, are evidenced by the certificates representing the Registrant's Common Stock, and will be transferred along with, and only with, the Registrant's Common Stock.

                                     Part I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The documents containing the information specified in Part I will be sent or given to participants as specified by Rule 428(b)(1). Such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. Such documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     Part II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The following documents, heretofore filed by Capital One Financial Corporation (the "Registrant") with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference in this Registration Statement, except as superseded or modified as described herein:

(a) The Registrant's Annual Report on Form 10-K, dated March 22, 2002 relating to the fiscal year ended December 31, 2001.

(b) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2002.

(c) The Registrant's Current Reports on Form 8-K, dated January 16, 2002, April 16, 2002, April 23, 2002 and July 16, 2002.

(d) The description of Registrant's Common Stock on Amendment No. 1 to Form 8-A dated October 17, 1994.

(e) The description of the Registrant's Preferred Stock purchase rights on Form 8-A dated November 16, 1995.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in any such incorporated document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any other incorporated document subsequently filed (or in this Registration Statement, with respect to an incorporated document filed prior to the filing hereof), modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

     Not applicable.

Item 5. Interests of Named Experts and Counsel.

     John G. Finneran, Jr., Esq., Executive Vice President, General Counsel and Corporate Secretary of the Registrant, who has rendered the opinion attached hereto as Exhibit 5, holds 27,051 shares of Common Stock, vested options to purchase an additional 131,652 shares of Common Stock issued under the 1994 Stock Incentive Plan and unvested options to purchase an additional 523,293 shares of Common Stock issued under the 1994 Stock Incentive Plan.

Item 6. Indemnification of Directors and Officers.

     Under Section 145 of the General Corporation Law of the State of Delaware (the "GCL"), a corporation may indemnify any person who was or is a party, or is threatened to be made a party, to any action, suit or proceeding by reason of the fact that he or she is or was a director or officer of such corporation if such person acted in good faith and in a manner he or she reasonably believed to be in and not opposed to the best interest of the corporation and, with respect to a criminal action or proceeding, such person had no reasonable cause to believe that his or her conduct was unlawful, except that, in the case of any action or suit by or in the right of the corporation, no indemnification is permitted if the person shall be adjudged liable to the corporation other than indemnification for such expenses as a court shall determine such person is fairly and reasonably entitled to.

     Article XI of the Registrant's Restated Certificate of Incorporation and
Section 6.7 of the Registrant's By-laws provide, in general, for mandatory indemnification of directors and officers to the fullest extent permitted from time to time by the GCL or any other applicable law, against liability incurred by them in proceedings instituted or threatened against them by third parties, or by or on behalf of the Registrant itself, relating to the manner in which they performed their duties unless they have been guilty of willful misconduct or of a knowing violation of the criminal law.

     Under Article X of the Registrant's Restated Certificate of Incorporation, a director of the Registrant is not personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the GCL, or (iv) for any transaction from which the director derived an improper personal benefit.

     The Registrant also maintains a directors and officers insurance policy generally covering the activities for which such persons are entitled to indemnification.

Item 7. Exemption from Registration Claimed.

     Not applicable.

Item 8. Exhibits.

  Exhibit
  Number           Description                                       Reference
  ------           -----------                                       ---------

   4               Rights Agreement, dated as of November 16,        Incorporated by reference to the
                   1995, between Capital One Financial Corporation   Registrant's Current Report on Form
                   and EquiServe Trust Company, N.A., as successor   8-K, filed November 16, 1995
                   to First Chicago Trust Company of New York, as
                   Rights Agent

  4.1             Amendment Number 1 to Rights Agreement, dated as   Incorporated by reference to the
                  of April 29, 1999, between Capital One Financial   Registrant's Current Report on Form
                  Corporation and EquiServe Trust Company, N.A.,     8-K, filed May 5, 1999
                  as successor to First Chicago Trust Company of
                  New York, as Rights Agent

  4.2             Amendment Number 2 to Rights Agreement, dated as   Incorporated by reference to the
                  of October 18, 2001, between Capital One           Registrant's Current Report on Form
                  Financial Corporation and EquiServe Trust          8-K, filed November 2, 2001
                  Company, N.A., as successor to First Chicago
                  Trust Company of New York, as Rights Agent

  4.3             Amended and Restated Certificate of                Incorporated by reference to Exhibit
                  Incorporation of Capital One Financial             3.1 of the Registrant's Current
                  Corporation                                        Report on Form 8-K, filed January 16, 2001

  4.4             Amended and Restated Bylaws of Capital One         Incorporated by reference to Exhibit
                  Financial Corporation (as amended November 18,     3.2 of the Registrant's Annual
                  1999)                                              Report on Form 10-K/A for the year
                                                                     ended December 31, 1999

   5              Opinion of Counsel                                 Filed herewith

 10.3             Capital One Financial Corporation 2002             Filed herewith
                  Non-Executive Officer Stock Incentive Plan

 23.1             Consent of Counsel                                 Contained in Exhibit 5

 23.2             Consent of Independent Auditors                    Filed herewith

   24             Power of Attorney                                  Set forth on signature page


Item 9. Undertakings.

(a)  The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act").

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered thereby, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered thereby, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Capital One Financial Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the Commonwealth of Virginia, on the 23rd day of July, 2002.

                              CAPITAL ONE FINANCIAL CORPORATION




                              By /s/ John G. Finneran, Jr.
                                ------------------------------------------------
                                John G. Finneran, Jr.
                                Executive Vice President, General Counsel
                                 and Corporate Secretary

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David M. Willey, John G. Finneran, Jr., Esq. and Frank R. Borchert, III, Esq., his true and lawful attorney-in-fact and agent, for him, with full power of substitution and resubstitution, for him and in his name, place and stand, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all interests and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement or amendment thereto has been signed below by the following persons in the capacities indicated below on the 23rd day of July, 2002.

              SIGNATURE                                                            TITLE


/s/ Richard D. Fairbank                                      Director, Chairman and Chief Executive Officer
--------------------------------------------                 (Principal Executive Officer)
Richard D. Fairbank


/s/ Nigel W. Morris
--------------------------------------------                 Director, President and Chief Operating Officer
Nigel W. Morris

/s/ David M. Willey                                          Executive Vice President and Chief Financial
--------------------------------------------                 Officer
David M. Willey                                              (Principal Accounting and Financial Officer)


/s/ W. Ronald Dietz                                          Director
--------------------------------------------
W. Ronald Dietz

/s/ James A. Flick, Jr.                                      Director
--------------------------------------------
James A. Flick, Jr.


/s/ Patrick W. Gross                                         Director
--------------------------------------------
Patrick W. Gross

/s/ James V. Kimsey                                          Director
--------------------------------------------
James V. Kimsey

/s/ Stanley I. Westreich                                     Director
--------------------------------------------
Stanley I. Westreich

                                  Exhibit Index

   Exhibit                                                                            Sequential
   Number                             Description                                    Page Number
   ------                             -----------                                    -----------


      5                            Opinion of Counsel                                      9

   10.3     Capital One Financial Corporation 2002 Non-Executive Officer Stock            10
                                    Incentive Plan

   23.1                  Consent of Counsel (included in Exhibit 5)                        9

   23.2                      Consent of Independent Auditors                              35